Exhibit 99.1

AITX's RAD Expands with Global Logistics Client That Helped Shape Its
Solutions

Latest RIO Mini and TOM Orders Build on Years of Collaboration and Adoption Across
RAD's Portfolio

Detroit, Michigan, October 5, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that a longstanding global logistics client has placed additional orders for two RIO™ Mini security units and two TOM™ visitor management units to support security operations at an existing facility. The client, one of RAD's earliest enterprise customers, has continued to expand its use of the Company's solutions across multiple locations and has provided operational input that has helped shape RAD's portfolio.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
Big PowerCo
Powered by
RAD
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VISITOR CHECK-IN
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CALL LOSS PREVENTION
Longstanding Logistics Client.
Still Expanding with RAD.

Artist’s depiction of a RAD RIO Mini providing exterior security coverage at a logistics facility, alongside a TOM visitor management installation.

The latest orders build on a series of expansions previously announced by the Company, including additional TOM, RIO and AVA™ units, software subscriptions and a second ROAMEO™ autonomous patrol vehicle. Over the course of the relationship, the client has adopted RAD solutions for visitor management, access control, monitoring and mobile patrol. This continued expansion illustrates how RAD can address multiple security needs within a single enterprise account, creating opportunities to deepen established relationships as operational requirements evolve.

"This client has been with us since the early days, and their trust and operational input have helped shape much of what RAD offers today," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "We've grown together by solving real problems, and every expansion gives us another opportunity to deliver. After years of working together, this relationship still feels like we're just getting started."

Logistics facilities must balance constant movement with tight security controls. Busy entry and exit points require efficient processing of employees, visitors, vendors and truck traffic, while expansive yards and perimeters make consistent patrol coverage costly and difficult to maintain on foot. These operators are also responsible for protecting valuable goods entrusted to them by their clients. RAD's portfolio addresses these connected needs through visitor management, automated access control, fixed and portable security coverage, and autonomous mobile patrol, helping logistics companies strengthen oversight and deterrence while reducing reliance on labor intensive guarding.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward looking statements, including statements regarding the anticipated deployment, use and performance of the RIO Mini and TOM systems described in this release; the ability of RAD's solutions to strengthen security oversight and deterrence, improve operational efficiency and reduce reliance on traditional guarding; the potential for additional orders, deployments or recurring revenue from this customer; and RAD's ability to maintain and expand its relationships with existing enterprise customers.

Forward looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the possibility that orders are modified, delayed or canceled; delays in production, delivery, customer site preparation, installation or acceptance; the possibility that deployed systems do not perform as expected, meet customer requirements or deliver anticipated operational benefits or cost savings; that prior orders, deployments or customer relationships do not lead to additional purchases, adoption at other locations or sustained recurring revenue; customer concentration and the loss or reduction of business from significant customers; competition, customer budget constraints and changes in purchasing priorities; the Company's ability to fund operations and fulfill customer commitments; the Company's ability to obtain financing on acceptable terms or at all and the potential dilutive effect of such financing; the Company's history of operating losses and its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

Forward looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight. Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/